                                                                   Exhibit 10(o)

                                 FIRST AMENDMENT

                                       TO

                              EMPLOYMENT AGREEMENT




                  THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT is made as of February 15, 1999, between Avatar Properties Inc., a Florida corporation (the "Company"), and Jonathan Fels (the "Employee").

                              W I T N E S S E T H:

                  WHEREAS, the Employee is currently employed as President of the Company pursuant to an Employment Agreement, dated as of December 4, 1997 (the "Agreement"); and

                  WHEREAS, the Company and the Employee wish to provide for certain modifications to the Agreement, all upon the terms hereinafter set forth;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                  1. Section 2 of the Agreement is hereby amended to delete the first sentence thereof and substitute the following sentence: "During the Term of Employment, the Employee shall serve as the Company's President, and shall perform such duties, functions and responsibilities as are customarily associated with and incident to the position of President and as the Company may, from time to time, require of him, including, but not limited to, the performance of such functions and duties for the Company's subsidiaries and affiliates as the Company may require, subject to the direction of the Company's Board of Directors."

                  2. Section 3(a) of the Agreement is hereby amended to delete the second sentence thereof and substitute therefor the following sentence: "On an annual basis or at such other times as the Company may determine, the Employee's base salary shall be reviewed, and in the sole discretion of the Board of Directors of the Company, the Company may increase (but not decrease) the Employee's base salary."

                  3. Section 3(d) of the Agreement and all references thereto are hereby deleted in their entirety. The Employee hereby relinquishes any and all rights to receive a "carried interest" pursuant to Section 3(d) of the Agreement with respect to any investment hereafter made by the Company or Avatar Holdings Inc. ("Avatar") and acknowledges that none of the Company, Avatar and their affiliates shall have any further obligation with respect thereto.

                  4. Section 5(b) of the Agreement is hereby amended to read in its entirety as follows: "For purposes of this Agreement, the "Disability" of the Employee shall mean the Employee's inability, because of mental or physical illness or incapacity, whether total or partial, to perform one or more material functions of the Employee's employment under this Agreement with or without reasonable accommodation and which entitles the Employee to receive benefits under a disability plan or program that is provided to the Employee pursuant to
Section 3(b)."

                  5. This amendment shall be effective February 19, 1999. Except as modified by this amendment, the Agreement remains in full force and effect in accordance with its terms.

                  6. This amendment may be signed in one or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument.

                  7. This amendment shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                    AVATAR PROPERTIES INC.


                                    By: /s/ Gerald D. Kelfer
                                        -----------------------------------
                                           Name: Gerald D. Kelfer
                                           Title: Chairman of the Board

                                        /s/ Jonathan Fels
                                        -----------------------------------
                                         Employee
                                         Name: Jonathan Fels































                                       3